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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): May 12, 2008

VICTORY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	002-76219-NY	87-0564472
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		I.D. Number)

112 N Curry Street, Carson City, Nevada 89703-4934
(Address of principal executive offices)

(866) 279-9257
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Section 8 - Other Events

The amendment is being filed to correct error as to the purchase price.

Victory Energy acquired the ownership interest in six term assignments for  $1,430,000.   These interests are now recorded under the Corporations name in Crockett, County Texas.  This recorded interest of each term assignment is 50% of the 100% working interest and 50% of the 74% net revenue interest.  26% of the interest is set aside for royalty interest owners of each lease.

Funds for the transaction were provided by a private institutional investment group in exchange for a portion of Victory’s interest ownership in each term assignment.  Currently Victory maintains 15% of the interest ownership until such time the revenues have paid back the original investment, then Victory’s interest ownership will increase to 25%.

These interests were recorded in the official records of Crockett County on May 12, 2008.

Section 9 - Financial Statements and Exhibits

Exhibit
99	Term Assignment of Oil and Gas Lease, recorded on May 12, 2008. (1)

(1)  Incorporated by reference to Registrant's Form 8-K, filed on May 13, 2008, File No. 002-76219-NY

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Energy Corporation

Dated: May 14, 2008	By:	/s/ Jon Fullenkamp
Jon Fullenkamp
Chairman and CEO